Exhibit 99.1

Cerecor Reports First Quarter 2019 Results

- Positive interim results from the Phase l study of CERC-301 in nOH
-Positive results from Phase I Safety Data for CERC-801 in Healthy Volunteers

Rockville, MD, May 9, 2019 — Cerecor Inc. (NASDAQ: CERC), a biopharmaceutical company focused on becoming a leader in development and commercialization of treatments for rare and orphan diseases in pediatrics and neurology, announced today its financial results for the first quarter ended March 31, 2019 and provided additional corporate highlights.

“I’m extremely excited about the positive results in both CERC-301 in nOH and CERC-801 in CDGs and continuing to push these programs forward with additional data readouts and regulatory milestones expected later this year,” said Dr. Pedder Executive Chairman of the Board. “We are very pleased with the performance and the continued advancement of the organization achieving numerous milestones across commercial, clinical and regulatory affairs.”

Corporate Update and First Quarter 2019 Financial Result Highlights

•	Reported positive interim results from the Phase l study of CERC-301 in the treatment of Neurogenic Orthostatic Hypotension (“nOH”)

•	Reported positive Phase l safety data for CERC-801 in healthy volunteers

•	FDA Accepted IND Application for CERC-801 for the treatment of PGM1 Deficiency

•	FDA Granted Cerecor’s CERC-800s programs Orphan Drug Designation

•	Recognized $5.4 million in net revenue, an increase of 20.7% compared to Q1 2018

•	Strengthened the balance sheet with a common stock offering with gross proceeds of $10.0 million

First Quarter 2019 Results

Net product revenue increased $0.9 million for the three months ended March 31, 2019 as compared to the same period in 2018. The increase was due to favorable product mix and unit growth driven by the sales force expansion as well as due to a full quarter of sales of products that were acquired during the prior year quarter.

Total operating expenses increased $4.2 million to $12.4 million for the first quarter of 2019 as compared to the same period in 2018. This increase was mainly driven by increased spending on research and development and regulatory activities, as the Company continues to fund its pipeline, specifically the CERC-800 programs in Congenital Disorders of Glycosylation (CDGs) and CERC-301 in nOH.

The operating expense increase was also driven by higher sales and marketing costs as a result of the Company’s initiative to increase sales headcount and build the Company’s sales and marketing infrastructure to drive sales growth.

Net loss for the first quarter of 2019 was $7.5 million as compared to the prior year quarter net loss of $3.9 million. The increase in net loss was mainly driven by the increase in operating expenses.

The Company achieved several clinical and regulatory milestones in the first quarter in both neurology, with CERC-301, and pediatric rare disease, with CERC-801.

Cerecor strengthened its balance sheet during the first quarter with a common stock offering in March 2019 that resulted in $10.0 million in gross proceeds. This was the primary driver of our $5.5 million increase in cash from December 31, 2018 to a quarter-end cash balance of $16.1 million.

Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2019 (a)	2018 (a)

	(in thousands)
Revenues
Product revenue, net	$5,411	$4,260
Sales force revenue	—	223
Total revenues, net	5,411	4,483

Operating expenses:
Cost of product sales	1,948	864
Research and development	3,401	1,650
General and administrative	2,717	2,919
Sales and marketing	3,109	1,525
Amortization expense	1,079	1,017
Change in fair value of contingent consideration	180	263
Total operating expenses	12,434	8,238
Loss from operations	(7,023)	(3,755)
Other (expense) income:
Change in fair value of warrant liability and unit purchase option liability	(48)	(23)
Other (expense) income, net	(9)	19
Interest expense, net	(208)	(101)
Total other expense, net	(265)	(105)
Net loss before taxes	(7,288)	(3,860)
Income tax expense	166	23
Net loss	$(7,454)	$(3,883)
Net loss per share of common stock, basic and diluted	$(0.13)	$(0.12)
Net loss per share of preferred stock, basic and diluted	$(0.67)	$—

(a) The condensed consolidated statements of operations for the quarters ended March 31, 2019 and 2018 have been derived from the reviewed financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Condensed Consolidated Balance Sheets

	March 31, 2019 (a)	December 31, 2018 (a)
	(unaudited)

	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$16,121	$10,646
Accounts receivable, net	2,718	3,158
Other receivables	5,531	5,469
Inventory, net	1,047	1,111
Prepaid expenses and other current assets	1,249	1,529
Restricted cash, current portion	78	19
Total current assets	26,744	21,932
Property and equipment, net	1,477	587
Intangibles assets, net	30,161	31,239
Goodwill	16,411	16,411
Restricted cash, net of current portion	77	82
Total assets	$74,870	$70,251
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,249	$1,446
Accrued expenses and other current liabilities	21,815	19,731
Income taxes payable	1,814	2,032
Long-term debt, current portion	1,050	1,050
Contingent consideration, current portion	2,206	1,957
Total current liabilities	28,134	26,216
Long-term debt, net of current portion	14,304	14,328
Contingent consideration, net of current portion	6,797	7,094
Deferred tax liability, net	75	69
License obligations	1,250	1,250
Other long-term liabilities	1,189	386
Total liabilities	51,749	49,343
Stockholders’ equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at March 31, 2019 and December 31, 2018; 42,753,659 and 40,804,189 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	43	41
Preferred stock—$0.001 par value; 5,000,000 shares authorized at March 31, 2019 and December 31, 2018; 2,857,143 shares issued and outstanding at March 31, 2019 and December 31, 2018	3	3
Additional paid-in capital	128,747	119,082
Accumulated deficit	(105,672)	(98,218)
Total stockholders’ equity	23,121	20,908
Total liabilities and stockholders’ equity	$74,870	$70,251

(a) The condensed consolidated balance sheets as of March 31, 2019 and December 31, 2018 have been derived from the reviewed and audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Outlook

The Company maintains its full-year 2019 net revenue guidance in a range of $20 to $22 million. These estimates are forward-looking statements that reflect management’s current expectations for Cerecor’s 2019 performance. Actual results may vary materially, whether as a result of market conditions, or other factors, including those described in the “Risk Factors” sections of our SEC filings.

About Cerecor

Cerecor is a fully integrated biopharmaceutical company with commercial operations and research and development capabilities. The Company is building a robust pipeline of innovative therapies in orphan rare diseases, neurology and pediatric healthcare. The Company’s pediatric orphan rare disease pipeline is led by CERC-801, CERC-802 and CERC-803 (“CERC-800 programs”), which are therapies for inborn errors of metabolism specifically disorders known as Congenital Disorders of Glycosylation. The FDA granted Rare Disease Designation and Orphan Drug Designation to all three CERC-800 compounds, thus qualifying them for receipt of a Priority Review Voucher (“PRV”) upon approval of a new drug application (“NDA”). The PRV may be sold or transferred an unlimited number of times. The Company plans to leverage the 505(b)(2) NDA pathway for all three compounds to accelerate development and approval. The Company is also in the process of developing one other preclinical pediatric orphan rare disease compound for the treatment of mitochondrial DNA Depletion Syndrome. The Company’s neurology pipeline is led by CERC-301, which Cerecor is currently exploring as a novel treatment for neurogenic orthostatic hypotension. The Company is also developing two other neurological compounds; CERC-406 for Parkinson’s Disease, CERC-611 for epilepsy. The Company also has a diverse portfolio of marketed products. Our marketed products are led by our prescribed dietary supplements and prescribed drugs. Our prescribed dietary supplements include Poly-Vi-Flor® and Tri-Vi-Flor™ which are prescription vitamin and fluoride supplements used in infants and children to treat or prevent deficiency of essential vitamins and fluoride. The Company also markets a number of prescription drugs that treat a range of pediatric diseases, disorders and conditions. Cerecor's prescription drugs include AcipHex®, Cefaclor for Oral Suspension, Karbinal™ ER, Sprinkle™, Millipred® and Ulesfia®.

For more information about Cerecor, please visit www.cerecor.com.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Cerecor’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Cerecor’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: the development of product candidates or products; timing and success of trial results and regulatory review (including as it may be impacted by government shut-downs); potential attributes and benefits of product candidates; the expansion of Cerecor’s drug portfolio; and other statements that are not historical. These statements are based upon the current beliefs and expectations of Cerecor’s management but are subject to significant risks and uncertainties, including: reliance on and the need to attract, integrate and retain key personnel; drug development costs, timing and other risks; Cerecor’s cash position and the potential need for it to raise additional capital; risks associated with acquisitions, including the need to quickly and successfully integrate acquired assets and personnel; and those other risks detailed in Cerecor’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Cerecor expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Cerecor’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries

John Woolford
Westwicke Partners
john.woolford@westwicke.com
443-213-0506 office
410-375-3658 cell